Exhibit 5.1

One Financial Center Boston, MA 02111 617-542-6000 www.mintz.com

November 1, 2019

Spring Bank Pharmaceuticals, Inc.

35 Parkwood Drive, Suite 210

Hopkinton, Massachusetts 01748

Ladies and Gentlemen:

We have acted as legal counsel to Spring Bank Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by the selling shareholders named in the Registration Statement of up to 2,578,768 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”). The Shares consist of 2,328,768 shares of Common Stock issuable pursuant to the terms of certain convertible notes due September 18, 2023 (the “Convertible Notes”) and 250,000 shares of Common Stock issuable upon the exercise of certain warrants issued to the holders of the Convertible Notes (the “Pontifax Warrants”). This opinion is being rendered in connection with the filing of the Registration Statement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such copies, and the truth and correctness of any representations and warranties contained therein.

Our opinion is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that the (i) 2,328,768 shares of Common Stock, when issued and delivered upon the conversion of the Convertible Notes in accordance with the terms of the Convertible Notes,

Exhibit 5.1

will be validly issued, fully-paid and non-assessable, and (ii) 250,000 shares of Common Stock, when issued and delivered upon the exercise of the Pontifax Warrants in accordance with the terms of the Pontifax Warrants, will be validly issued, fully-paid and non-assessable.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.